EXHIBIT (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We consent to the incorporation by reference in this Post-Effective Amendment No. 27 to Registration Statement No. 33-71320 on Form N-1A of our reports relating to the financial statements and financial highlights of Eaton Vance Municipals Trust II (the "Trust"), including the Funds listed on the attached Schedule A, appearing in the Annual Reports on Form N-CSR of the Trust for the year ended January 31, 2008, and to the references to us under the headings "Financial Highlights" in each Prospectus and "Other Service Providers-Independent Registered Public Accounting Firm" in each Statement of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP Boston, Massachusetts May 29, 2008

SCHEDULE A

Fund Report Date	Fund
March 14, 2008	Eaton Vance Florida Plus Insured
Municipals Fund
March 14, 2008	Eaton Vance Hawaii Municipals Fund
March 14, 2008	Eaton Vance High Yield Municipals
Fund
March 14, 2008	Eaton Vance Kansas Municipals Fund